Exhibit 10.12(a)
AMENDED AND RESTATED TERM LOAN NOTE

$30,000,000.00	December 30, 2008 New York, New York
     FOR VALUE RECEIVED, Delek Finance, Inc. (hereinafter the “Borrower”) HEREBY PROMISE TO PAY to the order of ISRAEL DISCOUNT BANK OF NEW YORK, its successors and assigns (hereinafter the “Bank”), the principal amount of THIRTY MILLION DOLLARS ($30,000,000.00), in lawful money of the United States (the “Loan”), or if less, the unpaid principal balance of the Loan as follows:
     (a) Eight (8) equal installments of One Million Two Hundred and Fifty Thousand Dollars ($1,250,000.00), with the first such installment due and payable on March 31, 2010, with each subsequent installment due and payable every three (3) months thereafter; and
     (b) the remaining principal balance of the Loan on the Maturity Date, which is the final and absolute due date of the Loan.
     1. Interest Rate and Payments. The Borrower shall also pay Bank interest on the outstanding principal balance of the Loan quarterly, commencing on March 31, 2009, and continuing every three (3) months thereafter and on the Maturity Date. The Loan shall bear interest on the unpaid principal amount thereof for each Interest Period (as defined below) applicable thereto at a rate per annum equal to the higher of (i) five percent (5.00%) or (ii) LIBOR (as defined below) determined for each such Interest Period therefore in accordance with the terms of this Note plus a margin of 350 basis points (the “Interest Rate”). Any interest not paid when due hereunder shall be added to the principal amount of this Note and shall bear interest from its due date at the applicable interest rate specified above. Interest shall be calculated on the basis of a 360-day year and actual number of days elapsed. In no event shall the interest rate exceed the maximum rate permitted by applicable law. Any change in the Interest Rate shall be effective as of the first day of each Interest Period.
     2. Default Rate. At the option of the Lender, upon the occurrence of and during the continuance of any Event of Default, and in any event if any installment of principal or interest or any fee or cost or other amount payable under this Note, or any other Loan Document, is not paid when due, the Obligations shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the rate otherwise applicable thereto plus five (5%) percent per annum (the “Default Interest Rate”), to the fullest extent permitted by applicable law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by applicable law.
     3. Actions by Bank. The Bank may act without liability upon the basis of telephonic notice believed by the Bank in good faith to be from a responsible officer of the Borrower. Borrower shall immediately confirm to the Bank, in writing, each telephonic notice.

Borrower hereby expressly authorizes the Bank to record on its records the Interest Period and Interest Rate. In the event of any discrepancy between any such notation by the Bank and any records of the Borrower, the records of the Bank shall be controlling and conclusive. The Bank’s failure to make any notation to its records shall not limit or otherwise affect the obligations of the undersigned to repay the Loan, in accordance with the terms hereof.
     4. Manner and Application of Payments. All payments due hereunder shall be paid in lawful money of the United States of America which shall be legal tender in payment of all debts and due, public and private, in immediately available funds, without offset, deduction or recoupment. Any payment by check or draft shall be subject to the condition that any receipt issued therefore shall be ineffective unless the amount due is actually received by the Bank. Each payment shall be applied first to the payment of any and all costs, fees and expenses incurred by or payable to the Bank in connection with the collection or enforcement of this Note, second to the payment of all unpaid late charges (if any), third to the payment of all accrued and unpaid interest hereunder and fourth, to the payment of the unpaid principal balance of this Note, or in any other manner which the Bank may, in its sole discretion, elect from time to time, but only to the extent to Bank is entitled to such payment under the term of the Loan Documents.
     5. Security. As security for this Note and all other Obligations (as defined below) of Borrower to the Bank, Borrower and any Obligor of this Note hereby give(s) the Bank a continuing lien and/or right of set-off upon any and all deposit balances now or hereafter maintained with the Bank, any and all securities and other property of Borrower and any Obligor and the proceeds thereof now or hereafter coming into the possession or control of the Bank, hereby authorizing the Bank, at any time upon an Event of Default, without prior notice, to appropriate and apply such deposits or the proceeds of the sale of such securities or other property to any such Obligations, although contingent and although unmatured, it being understood that the Bank shall be under no obligation to effect any such appropriation and application.
     6. Defined Terms. As used herein the following terms shall have the following meanings:
          The term “Business Day” shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in New York are authorized or required to close under the laws of the State of New York.
          The term “Event of Default” shall mean any of the events or conditions specified in Section 10 hereof.
          The term “Guarantor” means each endorser, guarantor and surety of this Note or the Obligations evidenced hereby and any person who is primarily or secondarily liable, in whole or in part, for the repayment of the Obligations or any portion thereof (including without limitation Delek US Holdings, Inc.), any person who has granted security for the repayment of the Obligations, together with such person’s heirs, personal representatives, successors and assigns.
          The term “Indebtedness” shall mean all items of indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, funded or unfunded, direct or contingent, joint or several, which would properly be included in the liability section of a balance sheet or in a footnote to a financial statement in accordance with generally accepted accounting principles, and shall also include (a) all indebtedness guaranteed, directly or indirectly in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or sold with recourse (b) all indebtedness in effect guaranteed, directly or indirectly, through agreements, contingent or otherwise, and (c) all indebtedness secured by (or for which the holder of such indebtedness has a right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, assignment, lien, security interest or other charge or encumbrance upon property owned or acquired subject thereto, whether or not the liabilities secured thereby have been assumed or guaranteed.
          The term “Interest Period” means:
          (a) initially, the period commencing on the date the Loan is made and ending March 31, 2009; and
          (b) each Interest Period thereafter shall commence on the day immediately following the expiration of the preceding Interest Period and end three (3) months thereafter, provided, however, that all of the foregoing provisions relating to Interest Periods are subject to the following:
          (i) if any Interest Period would otherwise end on a day which is not a Business Day, the Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day; and
          (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.
          The term “LIBOR” shall mean with respect to a specific Interest Period, the rate per annum as quoted on telerate page 3750 at 11:00 a.m. London time on the day that is two (2) Business Days prior to the beginning of such Interest Period.
          The term “Loan Documents” shall mean this Note or any other document, instrument or agreement and any amendments thereto, evidencing or securing the Obligations, or now or at any time hereafter executed, delivered or recorded in connection with the Obligations, , all as amended, restated, extended, renewed, supplemented, modified or replaced from time to time.
          The term “Maturity Date” shall mean December 31, 2011.
          The term “Note” shall mean this Term Loan Note.
          The term “Obligations” shall mean all existing and future debts, liabilities and obligations of every kind or nature at any time owing by the Borrower to the Bank, whether under this Note or under any other existing or future instrument, document or agreement, between the Borrower and the Bank, whether joint or several, related or unrelated, primary or secondary, matured or contingent, due or to become due, including, without limitation, the debts, liabilities and obligations in respect of this Note and any extensions, modifications, substitutions, increases and renewals thereof. Without limiting the generality of the foregoing, Obligations shall include any other loan, advances or extension of credit, under any existing or future loan agreement, promissory note, or other instrument, document or agreement between the Borrower and the Bank.
          The term “Obligor” shall mean individually and collectively the Borrower, each endorser and surety of this Note, any person who is primarily or secondarily liable for the repayment of this Note or any portion thereof (including, without limitation each Guarantor) any person who has granted security for the repayment of the Note, together with such person’s heirs, personal representatives, successors and assigns.
     7. Repayment Extension. If any payment of principal or interest shall be due on day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest.
     8. Late Charge. The Borrower shall pay a late charge (the “Late Charge”) equal to five (5%) percent of the payment then due, if any such payment in whole or in part is not received by the Bank within ten (10) days after its due date. The Late Charge shall be payable together with the next payment due hereunder or, at the Bank’s option, upon demand by the Bank, provided, however, that if any such late charge is not recognized as liquidated damages for such delinquency, and is deemed to be interest in excess of the amount permitted by applicable law, the Bank shall be entitled to collect a late charge only at the highest rate permitted by law, and any payment actually collected by the Bank in excess of such lawful amount shall be deemed a payment in reduction of the principal sum then outstanding, and shall be so applied.
     9. Prepayment. This Note may be prepaid in whole or in part at any time, without prior notice, provided that each prepayment shall be accompanied by payment of all unpaid costs, fees expenses and late charges, if any, which are due plus all accrued interest due as of the date of such prepayment.
     10. Representations and Warranties. Borrower represents and warrants to Bank that:
          Existence and Qualification; Power — Borrower is a corporation or limited liability company duly formed, validly existing and in good standing under the laws of the state of its organization. Borrower is duly qualified or registered to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification or registration necessary. Borrower has all requisite corporate power and/or other authority to conduct its business, to own and lease its properties and to execute and deliver this Note and each Loan Document to which it is a party and to perform its Obligations;
          Compliance with Laws — Borrower is in compliance with all laws, regulations and other legal requirements applicable to its business, has obtained all authorizations, consents,

approvals, orders, licenses and permits applicable to its business, and has accomplished (or obtained exemptions from) all filings, registrations and qualifications that are necessary for the transaction of its business, except as would otherwise not have a Material Adverse Effect on Borrower;
          Authority; Compliance With Other Agreements and Instruments — The execution, delivery and performance by Borrower of this Note and the other Loan Documents to which it is a party has been duly authorized by all necessary corporate, partnership or membership action, as applicable, and does not and will not: (i) require any consent or approval not heretofore obtained of any manager, director, stockholder, member, partner, security holder or creditor of such party; (ii) violate or conflict with any provision of Borrower’s partnership agreement, articles of organization, operating agreement, articles of incorporation, charter, by-laws or other comparable instruments; or (iii) result in a breach by Borrower or constitute a default by Borrower under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other contractual obligation to which Borrower is a party or by which Borrower or any of its property is bound or affected;
          Financial Statements — the financial statements of Borrower previously furnished to Bank are complete and correct and fairly represent the financial condition of Borrower through, and as of the end of, such fiscal period, and the result of Borrower’s operations as of the end of the most recent fiscal quarter reflect no material adverse change in the financial condition of Borrower;
          No Default — no event has occurred and no event is continuing which with the giving of notice or the lapse of time or both would constitute an Event of Default;
          Representations and Warranties — Borrower hereby affirms that as of the date hereofall representations and warranties contained herein, or the other Loan Documents, shall be true and correct and of full force and effect.
          Regulations T, U and X; Investment Company Act — no part of the proceeds of the Loan will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any margin stock within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System. Borrower is not or is not required to be registered as an “investment company” under the Investment Company Act of 1940; and
          Patriot Act Compliance — Borrower is not involved in any activity, directly or indirectly, which would constitute a violation of applicable laws concerning money laundering, the funding of terrorism or similar activities. No part of the proceeds of the Loan will be used to fund activities which would constitute a violation of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-terrorist Financing Act of 2001.
     11. Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Note:
          Payments — if any Borrower, or any other Obligor, fails to make any payment of principal or interest under this Note when such payment is due and payable; or

          Other Charges — if any Borrower, or any other Obligor, fails to pay any other charges, fees, expenses or other monetary obligations owing to Bank arising out of or incurred in connection with this Note within five (5) Business Days after the date such payment is due and payable; or
          Particular Covenant Defaults — if any Borrower fails to perform, comply with or observe any covenant or undertaking contained in any Loan Document and such failure continues for thirty (30) days after Bank delivers notice to Borrower of such failure to Borrower; or
          Financial Information — if any statement, report, financial statement, or certificate made or delivered by any Borrower, or any other Obligor, to Bank is not true and correct in all material respect when made or delivered; or
          Warranties or Representations — if any warranty, representation or other statement by or on behalf of any Borrower contained in or pursuant to this Note, the other Loan Documents or in any document, agreement or instrument furnished in compliance with, relating to, or in reference to this Note, is false, erroneous, or misleading in any material respect when made; or
          Agreements with Others — (i) if Borrower shall default beyond any grace period in the payment of principal of or interest on any Indebtedness of Borrower in excess of $10 million in principal amount; or (ii) if Borrower otherwise defaults under the terms of any such Indebtedness in excess of $10 million in principal amount if the effect of such default is to cause the holder of such Indebtedness to accelerate the payment of Borrower’s obligations, which are the subject thereof, prior to the maturity date or prior to the regularly scheduled date of payment; or
          Other Agreements with Bank — if Borrower breaches or violates the terms of, or if a default occurs under, any other existing or future agreement (related or unrelated) (including, without limitation, the other Loan Documents) between Borrower and the Bank and such breach, violation or default remains uncured; or
          Judgments — if any final, non-appealable, judgment for the payment of money in excess of $20 million (i) which is not fully and unconditionally covered by insurance or (ii) for which Borrower has not established a cash or cash equivalent reserve in the full amount of such judgment, shall be rendered by a court of record against Borrower and such judgment shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied, stayed or bonded pending appeal; or
          Assignment for Benefit of Creditors, etc. — if Borrower makes or proposes in writing, an assignment for the benefit of creditors generally, offers a composition or extension to creditors, or makes or sends notice of an intended bulk sale of any business or assets now or hereafter owned or conducted by Borrower; or
          Bankruptcy, Dissolution, etc. — upon the commencement of any action for the dissolution or liquidation of Borrower, or the commencement of any proceeding to avoid any transaction entered into by Borrower, or the commencement of any case or proceeding for reorganization or liquidation of Borrower’s debts under the Bankruptcy Code or any other state or federal law, now or hereafter enacted for the relief of debtors, whether instituted by or against any Borrower; provided however, that such Borrower shall have twenty (20) Business Days to obtain the dismissal or discharge of involuntary proceedings filed against it, it being understood that during such twenty (20) Business Day period, Bank may seek adequate protection in any bankruptcy proceeding; or
          Receiver — upon the appointment of a receiver, liquidator, custodian, trustee or similar official or fiduciary for Borrower or for Borrower’s property; or
          Execution Process, etc. — the issuance of any execution or distraint process against any property of Borrower; or
          Termination of Business — if Borrower permanently discontinues any material portion of its business operations as presently conducted; or
          Investigations — any indication or evidence received by Bank that reasonably leads it to believe Borrower may have directly or indirectly been engaged in any type of activity which, would be reasonably likely to result in the forfeiture of any material property of Borrower to any governmental entity, federal, state or local; or
          Liens — if any lien in favor of Bank shall cease to be valid, enforceable and perfected and prior to all other liens other than permitted liens; or
          Concealment/Removal of Property — if Borrower, or any other Obligor, conceals, removes or permits to be concealed or removed any part of such Borrower’s property with intent to hinder, delay, or defraud any of its creditors; or
          Fraudulent Conveyance — the making or suffering by Borrower, or any other Obligor, of a transfer of any property, which is fraudulent under the law of any applicable jurisdiction; or
          Material Adverse Effect — if there is any change in Borrower’s financial condition which, in Bank’s reasonable opinion, has or would be reasonably likely to have a material adverse effect with respect to (a) the assets, properties, financial condition, credit worthiness, business prospects, material agreements or results of business operations of Borrower, or (b) Borrower’s ability to pay the Obligations in accordance with the terms hereof, or (c) the validity or enforceability of this Note or any of the other Loan Documents or the rights and remedies of Bank hereunder or thereunder.
     12. Rights and Remedies upon Default. Upon and after the occurrence of an Event of Default hereunder, the Bank, in the Bank’s sole discretion and without notice or demand to Borrower or any other Obligor, may: (a) declare the entire outstanding principal balance of this Note, together with all accrued interest and all other sums due under this Note to be immediately due and payable, and the same shall thereupon become immediately due and payable without presentment, demand or notice, which are hereby expressly waived; (b) exercise its right of set-off against any money, funds, credits or other property of any nature whatsoever of Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, the Bank or any affiliate of the Bank in any capacity whatsoever, including without limitation, any balance of any deposit account and any credits with the Bank or any affiliate of the Bank; (c) terminate any outstanding commitments of the Bank to Borrower or any Obligor; and (d) exercise any or all rights, powers, and remedies provided for in the Loan Documents or now or hereafter existing at law, in equity, by statute or otherwise.
     13. Remedies Cumulative. Each right, power and remedy of the Bank hereunder, under the other Loan Documents or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and concurrent, and the exercise or the beginning of the exercise of any one or more of them shall not preclude the simultaneous or later exercise by the Bank of any or all such other rights, powers or remedies. No failure or delay by the Bank to insist upon the strict performance of any one or more provisions of this Note or of the Loan Documents or to exercise any right, power or remedy consequent upon a breach thereof or a default hereunder shall constitute a waiver thereof, or preclude the Bank from exercising any such other rights, powers or remedy. By accepting full or partial payment after the due date of any amount of principal or interest on this Note, or other amounts payable on demand, the Bank shall not be deemed to have waived the right either to require prompt payment when due and payable of all other amounts of principal or interest on this Note or other amounts payable on demand, or to exercise any rights and remedies available to is in order to collect all such other amounts due and payable under this Note.
     14. Collection Expenses. If this Note is placed in the hands of an attorney for collection following the occurrence of an Event of Default hereunder, the Borrower agrees to pay to the Bank upon demand costs and expenses, including all attorney’s fees and court costs, paid or incurred by the Bank in connection with the enforcement or collection of this Note (whether or not any action has been commenced by the Bank to enforce or collect this Note) or in successfully defending any counterclaim or other legal proceeding brought by the Borrower contesting the Bank’s right collect the outstanding principal balance of this Note. The obligation of the Borrower to pay all such costs and expenses shall not be merged into any judgment by confession against the Borrower. All of such costs and expenses shall bear interest at the higher of the rate of interest provided herein or Default Interest Rate provided herein, from the date of payment by the Bank until repaid in full.
     15. Interest Rate after Judgment. If judgment is entered against the Borrower on this Note, the amount of the judgment entered (which may include principal, interest, fees and costs) shall bear interest at the higher of (i) the legal rate of interest then applicable to judgments in the jurisdiction in which judgment was entered or, (ii) if otherwise permitted by applicable law, the Default Interest Rate provided herein.
     16. Maximum Rate of Interest. Notwithstanding any provision of this Note or the Loan Documents to the contrary, the Borrower shall not be obligated to pay interest pursuant to this Note in excess of the maximum rate of interest permitted by the laws of any state determined to govern this Note or the laws of the United States applicable to loans in such state. If any provisions of this Note shall ever be construed to require the payment of any amount of interest in excess of that permitted by applicable law, then the interest to be paid pursuant to this Note shall be held subject to reduction to the amount allowed under applicable law and any sums paid in excess of the interest rate allowed by law shall be applied in reduction of the principal balance outstanding pursuant to this Note. Borrower acknowledges that the laws of the State of New

York will govern the maximum rate of interest that it is permissible for the Bank to charge the Borrower pursuant to this Note.
     17. Certain Waivers by the Borrower. Borrower waives demand, presentment, protest and notice of demand, of non-payment, of dishonor, and of protest of this Note. The Bank, without notice to or further consent of Borrower or any other Obligor and without in any respect compromising, impairing, releasing, lessening or affecting the obligations of Borrower hereunder or under of the Loan Documents, may: (a) release, surrender, waive, add, substitute, settle, exchange, compromise, modify, extend or grant indulgences with respect to (i) this Note, (ii) any of the Loan Documents, and/or (iii) all or any part of any collateral or security for this Note; and/or (iv) any Obligor; (b) complete any blank space in this Note according to the terms upon which the loan evidenced hereby is made; and (c) grant any extension or other postponements of the time of payment hereof.
     18. Choice of Law: Forum Selection: Consent to Jurisdiction. This Note shall be governed by, construed and interpreted in accordance with the laws of the State of New York (excluding the choice of law rules thereof). Each Borrower hereby irrevocably submits to the jurisdiction of any New York state court or federal court sitting in New York County, New York in any action or proceeding arising out of or relating to this Note, and hereby irrevocably waives any objection to the laying of venue of any such action or proceeding in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum. A final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.
     19. Subsequent Holders. In the event that any holder of this Note transfers this Note for value, Borrower agrees that except with respect to a subsequent holder with actual knowledge of a claim or defense, no subsequent holder of this Note shall be subject to any claims or defenses which Borrower may have against a prior holder (which claims or defenses are not waived as to prior holder), all of which are waived as to the subsequent holder, and that all such subsequent holders shall have all of the rights of a holder in due course with respect to Borrower even though the subsequent holder may not qualify, under applicable law, absent this paragraph, as a holder in due course.
     20. Invalidity of Any Part. If any provision or part of any provision of this Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or any remaining part of any provision) of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had never been contained in this Note, but only to the extent of its invalidity, illegality, or unenforceability. In any event, if any such provision pertains to the repayment of the Obligations evidenced by this Note, then and in such event, at the Bank’s option, the outstanding principal balance of this Note, together with all accrued and unpaid interest thereon, shall become immediately due and payable.
     21. WAIVER OF JURY TRIAL. BORROWER HEREBY (i) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (ii) WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BANK AND BORROWER MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO

THIS NOTE, ANY OF THE LOAN DOCUMENTS AND/OR ANY TRANSACTIONS, OCCURRENCES, COMMUNICATIONS, OR UNDERSTANDINGS (OR THE LACK OF ANY OF THE FOREGOING) RELATING IN ANY WAY TO THE BORROWER-BANK RELATIONSHIP BETWEEN THE PARTIES. IT IS UNDERSTOOD AND AGREED THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE. THIS WAIVER OF JURY TRIAL IS SEPARATELY GIVEN, KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER AND BORROWER HEREBY AGREES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THE BANK IS HEREBY AUTHORIZED TO SUBMIT THIS NOTE TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND BORROWER SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF SUCH WAIVER OF RIGHT TO TRIAL BY JURY. BORROWER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND/OR THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
     22. Waiver of Defenses, Counterclaims, etc. Borrower hereby waives, in any litigation (whether or not arising out of or related to this note or any other obligation or liabilities to the bank) in which Borrower and the Bank shall be adverse parties, the right to interpose any defense, set-off or counterclaim of any nature or description.
     23. Prior Note(s). This Note amends, replaces, restates and relates back to the Promissory Collateral Note dated May 23, 2006 in the principal amount of $30,000,000.00 (“Prior Note”), and all sums outstanding under the Prior Note shall be deemed outstanding under this Note as of the date hereof and in the amounts set forth on the Bank’s records.
     24. Indemnification. The Borrower agrees: (i) to pay and reimburse Bank for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, this Note and the other Loan Documents, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of external counsel, (ii) to pay and reimburse Bank for reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Note, Loan Documents and any such other documents, including the reasonable fees, disbursements and other charges of its external counsel, (iii) to pay, indemnify and hold harmless the Bank and its directors, officers and agents (each, an “Indemnified Party” and collectively, “Indemnified Parties”) from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable and documented fees, disbursements and other charges of external counsel for all Indemnified Parties in connection with the execution, delivery, enforcement, performance and administration of this Note or the Loan Documents and any such other documents or the use of the proceeds thereof, including any of the foregoing relating to the violation of, noncompliance with or liability applicable to the operations of the Borrower, any of its subsidiaries; provided that the Borrower shall have no obligation hereunder to any Indemnified Party with respect to damages caused directly by the negligence or misconduct of such Indemnified Party.
     25. Miscellaneous. Time is of the essence under this Note. The paragraph headings of this Note are for convenience only, and shall not limit or otherwise affect any of the terms hereof. This Note and the other Loan Documents, if any, constitute the entire agreement between the parties with respect to their subject matter and supersede all prior letters, representations, or agreements, oral or written, with respect thereto. No modification, release, or waiver of this Note shall be deemed to be made by the Bank unless in writing signed by the Bank, and each such waiver, if any, shall apply only with respect to the specific instance involved. No course of dealing or conduct shall be effective to modify, release or waive any provisions of this Note or any of the other Loan Documents. This Note shall inure to the benefit of and be enforceable by the Bank and the Bank’s successors and assigns and any other person to whom the Bank may grant an interest in the obligations evidenced by this Note and shall be binding upon and enforceable against the Borrower and the Borrower’s successors and assigns. Whenever used herein, the singular number shall include the plural, the plural the singular, and the use of the masculine, feminine, or neuter gender shall include all genders. This Note may be executed in any number of counterparts, all of which, when taken together shall constitute one Note.
     IN WITNESS WHEREOF, the parties hereto have duly executed this Note on the date first written above.

BORROWER: Delek Finance, Inc.
By:	/s/ Edward Morgan
	Name:	Edward Morgan
	Title:	CFO

/s/ Gregory A. Intemann
	Name:	Gregory A. Intemann
	Title:	Treasurer